EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2018 Second Quarter Results

Declares Quarterly Cash Dividend of $0.11 Per Share

HUNTINGTON BEACH, Calif., July 26, 2018 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ:BJRI) today reported financial results for its fiscal 2018 second quarter ended Tuesday, July 3, 2018.

Second Quarter 2018 Highlights Compared to Second Quarter 2017

  Total revenues grew 8.2% to $287.6 million
  Total restaurant operating weeks increased approximately 3.5%
  Comparable restaurant sales increased 5.6%
  Net income increased 75.8% to $16.9 million from $9.6 million (second quarter 2018 net income includes a $1.1 million excess tax benefit from equity awards, partially offset by a $0.3 million pre-tax impact from the adoption of ASU 2016-10)
  Diluted net income per share increased 80.7% to $0.79 from $0.44 (second quarter 2018 diluted net income per share includes a $0.05 excess tax benefit from equity awards, partially offset by a $0.01 reduction in diluted net income per share from the adoption of ASU 2016-10)

“Our sales building and hospitality initiatives drove strong second quarter growth in guest traffic and comparable restaurant sales,” commented Greg Trojan, Chief Executive Officer. “BJ’s sales building initiatives, including our Daily Brewhouse Specials, Slow Roast menu items and our team’s success with growing off-premise sales, generated a 5.6% and 2.5% year-over-year increase in comparable restaurant sales and traffic, respectively. Our strong comparable restaurant sales, coupled with our focus on efficiencies and disciplined operating practices, resulted in a 19% restaurant level operating margin, marking a 120 basis point increase over the comparable quarter last year, and a 54% increase in operating income.

“During the quarter, 42 of our restaurants set daily sales records and 23 of our restaurants set weekly sales records, demonstrating robust and consistent growth across our entire restaurant base. These results are a testament to the strength of the BJ’s brand, the broad attraction to our unique concept, and the continued execution by our team members in delivering Gold Standard service and hospitality for our guests every day. As we move into the second half of 2018, we remain focused on driving sales and traffic and taking market share in the casual dining segment of the restaurant industry. We plan on testing new Brewhouse Specials and Slow Roast menu items, further optimizing our off-premise sales channel and leveraging the data from our upgraded Premier Rewards loyalty program. Further refining these initiatives will provide us a solid foundation to drive continued sales growth.”

In the second quarter of 2018, BJ’s opened new restaurants in Hagerstown, Maryland and Albany, New York. The Albany location marks the Company’s 200th restaurant and the third restaurant opened in 2018. “We expect to open one additional restaurant in each of the third and fourth quarters, thereby achieving our goal of opening five restaurants this year. With only 200 restaurants open today, we remain committed to our long term expansion plans and our development team is building a solid pipeline for fiscal 2019 and 2020 new restaurant openings,” Trojan added.

During the second quarter of 2018, the Company repaid $48.5 million of borrowings under its credit facility and repurchased and retired approximately 24,000 shares of its common stock at a cost of approximately $1.1 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 9.5 million shares at a cost of approximately $364.1 million and has reduced its outstanding share count by approximately 31%. The Company currently has approximately $35.9 million remaining under its authorized $400 million share repurchase program.

The Company’s Board of Directors declared a cash dividend of $0.11 per share of common stock payable August 27, 2018, to shareholders of record at the close of business on August 13, 2018. While the Company intends to pay quarterly cash dividends for the foreseeable future, dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its second quarter 2018 earnings release today, July 26, 2018, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. currently owns and operates 200 casual dining restaurants under the BJ’s Restaurant & Brewhouse®, BJ’s Restaurant & Brewery®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. All restaurants feature BJ’s critically acclaimed proprietary craft beers, which are produced at several of the Company’s Restaurant & Brewery locations, its two brewpubs in Texas and by independent third party craft brewers. The Company’s restaurants are located in the 27 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com for locations and additional information.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where 63, 34 and 22, respectively, of our current 200 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Second Quarter Ended				Six Months Ended
	July 3, 2018		July 4, 2017		July 3, 2018		July 4, 2017
Revenues	$287,634	100.0%	$265,817	100.0%	$566,157	100.0%	$523,633	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	72,026	25.0	69,517	26.2	141,997	25.1	134,912	25.8
Labor and benefits	101,986	35.5	94,113	35.4	202,419	35.8	186,496	35.6
Occupancy and operating	59,073	20.5	54,872	20.6	116,576	20.6	108,816	20.8
General and administrative	15,851	5.5	14,205	5.3	30,982	5.5	28,501	5.4
Depreciation and amortization	17,620	6.1	17,052	6.4	35,074	6.2	33,801	6.5
Restaurant opening	835	0.3	1,258	0.5	1,432	0.3	2,671	0.5
Loss on disposal and impairment of assets	1,123	0.4	2,411	0.9	2,184	0.4	3,098	0.6
Total costs and expenses	268,514	93.4	253,428	95.3	530,664	93.7	498,295	95.2
Income from operations	19,120	6.6	12,389	4.7	35,493	6.3	25,338	4.8

Other (expense) income:
Interest expense, net	(1,381)	(0.5)	(1,113)	(0.4)	(2,768)	(0.5)	(2,001)	(0.4)
Other income (expense), net	81	-	266	0.1	(19)	-	1,051	0.2
Total other (expense) income	(1,300)	(0.5)	(847)	(0.3)	(2,787)	(0.5)	(950)	(0.2)
Income before income taxes	17,820	6.2	11,542	4.3	32,706	5.8	24,388	4.7

Income tax expense	875	0.3	1,903	0.7	1,097	0.2	5,483	1.0

Net income	$16,945	5.9%	$9,639	3.6%	$31,609	5.6%	$18,905	3.6%

Net income per share:
Basic	$0.81		$0.45		$1.52		$0.87
Diluted	$0.79		$0.44		$1.49		$0.85

Weighted average number of shares outstanding:
Basic	20,880		21,573		20,733		21,752
Diluted	21,477		22,074		21,282		22,202

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	July 3, 2018 (unaudited)	January 2, 2018 (audited)
Cash and cash equivalents	$19,363	$24,335
Total assets	$673,536	$684,958
Total debt	$110,000	$163,500
Shareholders’ equity	$295,048	$258,729

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 3, 2018		July 4, 2017		July 3, 2018		July 4, 2017
Stock-based compensation (1)
Labor and benefits	$544	0.2%	$530	0.2%	$1,122	0.2%	$999	0.2%
General and administrative	1,254	0.4	1,363	0.5	2,959	0.5	2,531	0.5
Total stock-based compensation	$1,798	0.6%	$1,893	0.7%	$4,081	0.7%	$3,530	0.7%

Operating Data
Comparable restaurant sales % change	5.6%		(1.4%)		4.9%		(1.4%)
Restaurants opened during period	2		4		3		7
Restaurants open at period-end	200		194		200		194
Restaurant operating weeks	2,584		2,497		5,147		4,942

(1)  Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the second quarter and six months ended July 4, 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the write-off of the remaining net book value of our convection ovens and point of sale terminals as a result of our new slow roasting oven and server handheld tablet rollouts.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Second Quarter Ended
	July 3, 2018			July 4, 2017
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$16,945	5.9%	$0.79	$9,639	3.6%	$0.44
Loss on disposal and impairment of assets	-	-	-	1,426	0.5	0.06
Tax effect – Loss on disposal and impairment of assets (1)	-	-	-	(321)	(0.1)	(0.01)
Non-GAAP adjusted net income & diluted net income per share	$16,945	5.9%	$0.79	$10,744	4.0%	$0.49

	Six Months Ended
	July 3, 2018			July 4, 2017
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$31,609	5.6%	$1.49	$18,905	3.6%	$0.85
Loss on disposal and impairment of assets	-	-	-	1,426	0.3	0.06
Tax effect – Loss on disposal and impairment of assets (1)	-	-	-	(321)	(0.1)	(0.01)
Non-GAAP adjusted net income & diluted net income per share	$31,609	5.6%	$1.49	$20,010	3.8%	$0.90

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1)  The tax effect is based on the Company’s annual effective tax rate of 22.5% for the six months ended July 4, 2017.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level margin differently than we do, restaurant level margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the second quarter and six months ended July 3, 2018 and July 4, 2017 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 3, 2018		July 4, 2017		July 3, 2018		July 4, 2017
Income from operations	$19,120	6.6%	$12,389	4.7%	$35,493	6.3%	$25,338	4.8%
General and administrative	15,851	5.5	14,205	5.3	30,982	5.5	28,501	5.4
Depreciation and amortization	17,620	6.1	17,052	6.4	35,074	6.2	33,801	6.5
Restaurant opening	835	0.3	1,258	0.5	1,432	0.3	2,671	0.5
Loss on disposal and impairment of assets	1,123	0.4	2,411	0.9	2,184	0.4	3,098	0.6
Restaurant level operating margin	$54,549	19.0%	$47,315	17.8%	$105,165	18.6%	$93,409	17.8%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

ASU 2016-10 Reconciliation

The following tables illustrate the impact from the adoption of ASU 2016-10 on our results for the second quarter and six months ended July 3, 2018. As a general matter, these non-GAAP adjusted financial measures and the related reconciliation should be used in conjunction with results presented in accordance with GAAP. The Company believes this reconciliation provides analysts and others in the investment community a way to analyze and compare the Company’s results to prior period results in which ASU 2016-10 was not applied.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-10 Reconciliation
(Dollars in thousands except for per share data)

	Second Quarter Ended
	July 3, 2018				July 4, 2017
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$287,634	$(4)	(1)	$287,630	$265,817
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	72,026	-		72,026	69,517
Labor and benefits	101,986	-		101,986	94,113
Occupancy and operating	59,073	(70)	(2)	59,003	54,872
General and administrative	15,851	-		15,851	14,205
Depreciation and amortization	17,620	-		17,620	17,052
Restaurant opening	835	-		835	1,258
Loss on disposal and impairment of assets	1,123	-		1,123	2,411
Total costs and expenses	268,514	(70)		268,444	253,428
Income from operations	19,120	66		19,186	12,389

Other (expense) income:
Interest expense, net	(1,381)	-		(1,381)	(1,113)
Other (expense) income, net	81	216	(3)	297	266
Total other (expense) income	(1,300)	216		(1,084)	(847)
Income before income taxes	17,820	282		18,102	11,542

Income tax expense	875	69	(4)	944	1,903

Net income	$16,945	$213		$17,158	$9,639

Net income per share:
Basic	$0.81	$0.01		$0.82	$0.45
Diluted	$0.79	$0.01		$0.80	$0.44
Weighted average number of shares outstanding:
Basic	20,880	20,880		20,880	21,573
Diluted	21,477	21,477		21,477	22,074

(1)  Amount represents approximately $0.2 million of revenues which have been deferred until the related loyalty points are redeemed, offset by approximately $0.2 million of gift card breakage revenue previously recorded in “Other (expense) income, net” prior to the adoption of ASU 2016-10.
(2)  Prior to the adoption of ASU 2016-10, the estimated food and beverage cost of the loyalty rewards was charged to “Occupancy and operating” expenses.
(3)  Prior to the adoption of ASU 2016-10, gift card breakage revenue was recorded as “Other (expense) income, net.”
(4)  The income tax effect of the reconciling items was calculated based on our statutory income tax rate for the six months ended July 3, 2018.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-10 Reconciliation
(Dollars in thousands except for per share data)

	Six Months Ended
	July 3, 2018				July 4, 2017
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$566,157	$425	(1)	$566,582	$523,633
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	141,997	-		141,997	134,912
Labor and benefits	202,419	-		202,419	186,496
Occupancy and operating	116,576	283	(2)	116,859	108,816
General and administrative	30,982	-		30,982	28,501
Depreciation and amortization	35,074	-		35,074	33,801
Restaurant opening	1,432	-		1,432	2,671
Loss on disposal and impairment of assets	2,184	-		2,184	3,098
Total costs and expenses	530,664	283		530,947	498,295
Income from operations	35,493	142		35,635	25,338

Other (expense) income:
Interest expense, net	(2,768)	-		(2,768)	(2,001)
Other (expense) income, net	(19)	858	(3)	839	1,051
Total other (expense) income	(2,787)	858		(1,929)	(950)
Income before income taxes	32,706	1,000		33,706	24,388

Income tax expense	1,097	246	(4)	1,343	5,483

Net income	$31,609	$754		$32,363	$18,905

Net income per share:
Basic	$1.52	$0.04		$1.56	$0.87
Diluted	$1.49	$0.04		$1.52	$0.85
Weighted average number of shares outstanding:
Basic	20,733	20,733		20,733	21,752
Diluted	21,282	21,282		21,282	22,202

(1)  Amount represents approximately $1.3 million of revenues which have been deferred until the related loyalty points are redeemed, offset by approximately $0.9 million of gift card breakage revenue previously recorded in “Other (expense) income, net” prior to the adoption of ASU 2016-10.
(2)  Prior to the adoption of ASU 2016-10, the estimated food and beverage cost of the loyalty rewards was charged to “Occupancy and operating” expenses.
(3)  Prior to the adoption of ASU 2016-10, gift card breakage revenue was recorded as “Other (expense) income, net.”
(4)  The income tax effect of the reconciling items was calculated based on our statutory income tax rate for the six months ended July 3, 2018.